Exhibit 99.4
MAGNACHIP SEMICONDUCTOR S.A.
MAGNACHIP SEMICONDUCTOR FINANCE COMPANY
Letter to Beneficial Owners
With Respect to the Offer to Exchange
Any and All Outstanding 10.500% Senior Notes due 2018
(CUSIP Nos. 55932R AG2 and L62495 AD5)
For
10.500% Senior Notes due 2018
which have been registered under the Securities Act of 1933, as amended, as described in the Prospectus dated     , 2010.

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON     , 2010, UNLESS THE OFFER IS EXTENDED BY MAGNACHIP SEMICONDUCTOR S.A. (“MAGNACHIP S.A.”) AND MAGNACHIP SEMICONDUCTOR FINANCE COMPANY (“MAGNACHIP FINANCE,” AND TOGETHER WITH MAGNACHIP S.A., “MAGNACHIP SEMICONDUCTOR”) IN THEIR SOLE DISCRETION (THE “EXPIRATION DATE”). TENDERS MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION DATE.

, 2010
To Our Clients:
     Enclosed for your consideration is a prospectus dated     , 2010 (as the same may be amended or supplemented from time to time, the “Prospectus”) and the related letter of transmittal (the “Letter of Transmittal” and, together with the Prospectus, the “Exchange Offer”) relating to the offer of MagnaChip Semiconductor to exchange its 10.500% Senior Notes due 2018, which have been registered under the Securities Act of 1933, as amended, for any and all of MagnaChip Semiconductor’s issued and outstanding 10.500% Senior Notes due 2018 (the “Old Notes”), upon the terms and subject to the conditions described in the Prospectus and the Letter of Transmittal. The Exchange Offer is being made in order to satisfy certain obligations of MagnaChip Semiconductor contained in an Exchange and Registration Rights Agreement, dated as of April 9, 2010, among MagnaChip Semiconductor, the Guarantors (as defined therein) and the initial purchasers referred to therein.
     This material is being forwarded to you as the beneficial owner of the Old Notes held by or through us for your account but not registered in your name. A TENDER OF SUCH OLD NOTES MAY ONLY BE MADE BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS.
     Accordingly, we request instructions as to whether you wish us to tender on your behalf the Old Notes held by or through us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and Letter of Transmittal.
     Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the Old Notes on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer will expire at 5:00 p.m., New York City time, on , 2010, unless extended by MagnaChip Semiconductor in its sole discretion (the “Expiration Date”). Any Old Notes tendered pursuant to the Exchange Offer may be withdrawn at any time before the Expiration Date.
     Your attention is directed to the following:
     1. The Exchange Offer is for any and all Old Notes.
     2. The Exchange Offer is subject to certain conditions set forth in the Prospectus in the section entitled “The Exchange Offer” under the heading “Conditions to the Exchange Offer.”
     3. Any transfer taxes incident to the transfer of Old Notes from the holder to MagnaChip Semiconductor will be paid by MagnaChip Semiconductor, except as otherwise provided in the Instructions in the Letter of Transmittal.
     4. The Exchange Offer expires at 5:00 p.m., New York City time, on      , 2010, unless extended by MagnaChip Semiconductor in its sole discretion.
     If you wish to have us tender your Old Notes, please so instruct us by completing, executing and returning to us the instruction form on the back of this letter. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR INFORMATION ONLY AND MAY NOT BE USED DIRECTLY BY YOU TO TENDER OLD NOTES.

INSTRUCTIONS WITH RESPECT TO
THE EXCHANGE OFFER
     The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Exchange Offer made by MagnaChip Semiconductor with respect to the Old Notes.
     This will instruct you to tender the Old Notes held by you for the account of the undersigned, upon and subject to the terms and conditions set forth in the Prospectus and the related Letter of Transmittal.
     The undersigned expressly agrees to be bound by the enclosed Letter of Transmittal and that such Letter of Transmittal may be enforced against the undersigned.
     Please tender the Old Notes held by you for my account as indicated below.

Old Notes

Aggregate Principal Amount of Old Notes Tendered
☐ Please do not tender any Old Notes held by you for my account.

Dated:	, 2010

Signature(s):

Please print name(s) here:

Address(es):

Area Code and Telephone Number(s):

Tax Identification or Social Security Number(s):

     None of the Old Notes held by us for your account will be tendered unless we receive written instructions from you to do so. Unless a specific contrary instruction is given in the space provided, your signature(s) hereon shall constitute an instruction to us to tender all the Old Notes held by us for your account.